EXHIBIT 99.1

Contact:
Christopher J. Zyda
Senior Vice President &

Chief Financial Officer

Phone: (415) 486-2110
Email: ir@luminentcapital.com

LUMINENT MORTGAGE CAPITAL, INC. ANNOUNCES 2nd QUARTER DIVIDEND

SAN FRANCISCO, CA June 29, 2005 – The Board of Directors of Luminent Mortgage Capital, Inc. (NYSE: LUM), today declared a cash dividend for the second quarter of 2005 of $0.27 per share. The annualized dividend yield for the quarter, based on the June 28, 2005 closing stock price of $11.02, was 9.8%. This dividend is payable August 8, 2005 to stockholders of record at the close of business on July 11, 2005.

“Luminent continues to deliver highly competitive income returns for its stockholders in a very challenging market,” said Gail P. Seneca, Chairman and Chief Executive Officer. “With the anticipated Federal Reserve hike in June, short term rates will have increased by 44% in 2005. Intermediate term rates, which correspond to our asset yields, have risen only slightly. Our near-term results will remain under pressure if this severe spread compression persists.”

“During the quarter, we initiated our diversification strategy into residential mortgage securities and structures that will reduce Luminent’s sensitivity to interest rate changes and increase the sustainability of our income returns,” said Trez Moore, President and Chief Operating Officer of Luminent. “Over the long term, our expertly managed and well diversified income generating portfolio of high quality mortgage loans and bonds should produce superior income returns on a sustainable basis. Despite current interest rate pressures, Luminent’s long-term value proposition is compelling.”

Luminent’s book value at May 31, 2005 was $429.2 million, or $11.12 per share. Excluding unrealized marks-to-market on its portfolio and interest rate swaps, Luminent’s book value was $491.3 million, or $12.73 per share, at May 31, 2005.

Luminent also announced today that it is introducing a Direct Stock Purchase and Dividend Reinvestment Plan offering both current stockholders and new investors the option to purchase shares of Luminent and/or to automatically reinvest all or a portion of their quarterly dividends in Luminent shares. The Plan is sponsored and administered by Mellon Bank, N.A. More information about the Plan and enrollment forms are available by calling Mellon Investor Services at 1 866-865-6323. Each month, Luminent may establish a discount available to participants in the Plan. Initially, Luminent has established a discount of 3% for direct stock purchases and 2% for stock purchased with reinvested dividends.

Luminent was formed in April 2003, completed its initial public offering in December 2003 and trades on the New York Stock Exchange under the ticker “LUM.” Luminent is organized and conducts its operations so as to qualify as a real estate investment trust for federal income tax purposes. Luminent’s principal activity is to invest in mortgage-backed securities and loans, thereby providing capital to the single family residential housing market. Luminent’s website can be found at www.luminentcapital.com.

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Luminent’s control and are based on the information currently available to Luminent’s management. Luminent faces many risks that could cause its actual performance to differ materially from the results expressed or implied by its forward-looking statements, including, without limitation, the possibilities that interest rates may change, that principal payment rates may change, that mortgages and mortgage-backed securities may not be available for purchase on favorable terms, that borrowings to finance the purchase of assets may not be available on favorable terms, that Luminent may not be able to maintain its dividend or the yield on its common stock, that Luminent may not be able to maintain its qualification as a REIT for federal income tax purposes, that Luminent may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, and that Luminent’s strategies may not be effective (including portfolio management and hedging strategies and strategy to protect net interest spreads). Luminent’s filings with the Securities and Exchange Commission contain a more complete description of these and many other risks to which Luminent is subject. Because of those risks, Luminent’s actual results, performance or financial condition may differ materially from the results, performance or financial condition contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. Luminent assumes no responsibility to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.